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                                                                   EXHIBIT 10.11

                             AMENDMENT ONE TO LEASE

                  THIS AMENDMENT ONE TO LEASE ("Amendment") is made by and between University Research Park, Inc., a Wisconsin non-stock corporation (hereinafter referred to as "URP" or "Landlord"), as successor by merger to University Research Park Facilities Corp. (hereinafter referred to as "URPFC"), and Third Wave Technologies, Inc., a Wisconsin corporation (hereinafter referred to as "Tenant").

A. On September 1, 2001, URPFC entered into an Amended and Restated Lease Agreement (the "Lease Agreement") with Tenant for approximately 94,726 square feet of space in a building located at 502 South Rosa Road, Wisconsin 53711 (the "Leased Premises").

B. Effective December 31, 2001, URPFC and URP merged, with URP as the surviving corporation and successor to all of URPFC's rights and obligations, including as Landlord under the Lease Agreement.

C.       Landlord and Tenant wish to modify certain provisions of the Lease
         Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the following amendments to the Lease Agreement are hereby agreed to, effective September 1, 2002 (the "Effective Date").

                  1. Section 1.4 of the Lease Agreement is deleted in its entirety.

                  2. Section 1.5 of the Lease Agreement is deleted in its entirety and restated as follows:

                SECTION 1.5 SECURITY DEPOSIT. Tenant shall maintain with Landlord a security deposit in the form of a cash (or equivalent) deposit or acceptable letter of credit, in the amount of the lesser of $1,300,000 or the amount which is then payable as the Improvement Prepayment amount, as shown on Exhibit C, attached. This security shall secure all of the Tenant's obligations under this Lease Agreement or arising in the event of the Tenant's default.

                The cash deposit shall consist of one, or a combination of, (i) deposit accounts, certificates of deposit or banker's acceptances issued by an bank organized under the laws of the U.S. or any state thereof, with capital and undivided surplus of no less than $100,000,000.00 and a rating by Moody's of its unsecured debt securities of no less than A, provided that such obligations mature within 365 days from the date of acquisition thereof; (ii) Investments in United States treasury securities, provided that such securities mature within 365 days from the date of acquisition thereof; (iii) investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; (iv) investments in mutual funds which are required to invest only in the foregoing. In each case the deposit shall be the subject of a pledge or security interest in favor of Landlord, and no other






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         security interests or encumbrances, in form and substance satisfactory to Landlord.

                The letter of credit shall be issued by a bank organized under the laws of the U.S. or any state thereof, with capital and undivided surplus of no less than $100,000,000.00 and a rating by Moody's of its unsecured debt securities of no less than A, shall have an initial term of no less than one year, and shall enable the Landlord to draw upon it to satisfy any obligations of the Tenant under this Lease Agreement or to establish a cash security deposit account if the Landlord is not furnished with a renewal of the letter of credit within fifteen (15) days before the expiration date of the letter of credit then held.



                  3. Section 2.1 of the Lease Agreement is deleted in its entirety and restated as follows:

                  SECTION 2-1 BASE RENT, PREPAYMENT. Tenant shall pay to Landlord at its office in Madison, Wisconsin, or such other place as Landlord may designate in writing, and without any deduction or offset whatsoever, as base rent, the amounts on or in advance of the first day of each calendar month as shown on the rent schedule attached hereto as Exhibit C.

                  In the event that the interest rate on the Landlord's financing for the improvements covered by the Improvements rent, which is now 5.04% per annum, increases at its scheduled adjustment date, in March, 2005, the Landlord may give written notice to the Tenant, transmitting a revised Exhibit C, reflecting an increase in the Improvement rent. The increase in the amount of rent shall be equal to the increase in the amount of the Landlord's payments on its underlying financing for the improvements, using the same period of amortization as now applicable to the financing. Upon giving such notice the Improvement rent shall be deemed adjusted to the amount shown on the revised Exhibit C.

                  The Tenant may prepay all, but not less than all of the portion of base rent denominated on Exhibit C as the Improvement rent and the Deferred Base rent by paying the discounted amount shown on Exhibit C as the Improvement Prepayment Amount and the Deferred Base Prepayment Amount on or before September 1 of the year for which such prepayment amount is indicated. On and after the date of such prepayment no further Deferred Base or Improvement rent payments, as applicable, shall be required. The Improvement rent may not be so-prepaid unless the Deferred Base rent has previously been or is concurrently being repaid.

Exhibit C of the Lease Agreement is deleted in its entirety and restated as Exhibit C in the form attached hereto.



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                  4. Section 4.3 of the Lease Agreement ii deleted in its
entirety and restated as follows:

                  SECTION 43 ASSIGNMENT OR SUBLETTING. Tenant agrees not to

         sell, assign, mortgage, pledge or in any manner transfer this Lease or any estate or interest there under and not to sublet the Leased Premises or any part or parts thereof without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld. Consent by Landlord to one assignment of this Lease or to one licensing or subletting of the Leased Premises shall not be a waiver of Landlord's rights hereunder as to subsequent assignment or subletting. Landlord's rights to assign this Lease are and shall remain unqualified. For any assignment or sublease of 20,000 square feet or more in a single or series of related transactions, (i) the Landlord shall not be required to consent in any event unless the Tenant shall concurrently pay the applicable Improvement Prepayment Amount and Deferred Base Prepayment Amount (or a comparably calculated amount for an assignment date that is in a month other than during a month for which a prepayment amount is shown), as shown on Exhibit C, attached, and (ii) the Landlord shall have the option to elect to enter into a new lease, directly with the proposed assignee or subtenant, on the same terms and conditions as the proposed sublease or assignment.

                  5. This Amendment shall not be effective until Tenant establishes the security deposit provided for in section 1.5, as amended. If the security deposit ii not established on or before December 30, 2002, this amendment shall be void and of no effect.

                  6. Tenant shall promptly upon request reimburse Landlord for all of its costs and expenses incurred in connection with this Amendment.

                  7. ALL OTHER TERMS AND CONDITIONS OF THE LEASE AGREEMENT, AS AMENDED, SHALL

LANDLORD:                           UNIVERSITY RESEARCH PARK, INC.



                                    BY:      /s/ Mark D. Bugher
                                             -----------------------------------
                                             Mark D. Bugher, Assistant
                                             Secretary/Treasurer

                                    Date:    12/20/2002


TENANT:                             THIRD WAVE TECHNOLOGIES, INC.

                                    BY:      /s/ John Comerford
                                             -----------------------------------
                                             John Comerford, Vice President,
                                             General Counsel & Secretary

                                    Date:    12/23/2002